UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 8, 2016

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On September 8, 2016, Impac Mortgage Holdings, Inc. (the “Company”) entered into amendments extending the term of employment (i) under the Employment Agreement between the Company and Todd Taylor, the Company’s Chief Financial Officer (“CFO”), effective as of January 1, 2014, as amended (the “CFO Employment Agreement”) and (ii) under the Employment Agreement between the Company and Ron Morrison, the Company’s Executive Vice President, General Counsel (“GC”), effective as of January 1, 2014, as amended (the “GC Employment Agreement”).

The terms of employment under the CFO Employment Agreement and GC Employment Agreement (collectively, the “Employment Agreements”) previously ended on December 31, 2015.  The parties to the Employment Agreements have entered into amendments whereby the terms of employment under the  Employment Agreements have been extended and will expire on December 31, 2017 (the “Amendments”), which is the same date on which the employment agreements of each of Joseph Tomkinson, the Company’s Chief Executive Officer, and William Ashmore, the Company’s President, also expire.  In light of the termination dates of these employments agreements and to ensure a possible leadership succession seamless in nature, the Company’s Board of Directors (the “Board”) is reviewing and discussing possible succession plans and potential successors to certain key executive positions, which may or may not include the Company’s current executive officers. Specifically, the Board and Mr. Tomkinson have had discussions wherein each has indicated a desire that Mr. Tomkinson continue with the Company after the current term of his employment agreement. It is currently expected that, conditioned on each of the Board’s and Mr. Tomkinson’s approval, upon the expiration of his current employment agreement on December 31, 2017, Mr. Tomkinson would either continue in a lesser executive role while maintaining certain oversight functions and responsibilities or retain his current position.

Summary of Terms of Employment Agreements

The CFO Employment Agreement and the GC Employment Agreement were originally entered into on February 25, 2014 and March 11, 2014, respectively.  The Employment Agreements were each effective as of January 1, 2014, and pursuant to the Amendments, will expire on December 31, 2017, unless terminated earlier, and may be extended by mutual written consent.

Under the terms of the Employments Agreements, the base salary for the CFO and the GC is $360,000 and $390,000 per year, respectively. Each are eligible to receive a bonus of up to 65%, in the case of the CFO, and up to 50%, in the case of the GC , of their respective base salary if mutually agreed upon management objectives are achieved (the “Incentive Bonus”). The Incentive Bonus is paid quarterly within 30 days of each calendar year quarter end. Each officer (a) may elect to defer any portion of his base salary, bonuses, or incentive compensation into an approved Company-sponsored deferred compensation plan, (b) is eligible to receive stock options, paid vacation, an automobile allowance of $500 per month, and to be reimbursed for reasonable and necessary business and entertainment expenses, (c) may participate in the Company’s health and other benefit plans, and (d) may receive other benefits at the discretion of the Board of Directors.

Each officer is prohibited, without approval from the Board, from receiving compensation, directly or indirectly, from any company with whom the Company or any of its affiliates has any financial, business, or affiliated relationship. Any amounts paid under the employment agreements are subject to any claw back policy that the Company is required to adopt pursuant to listing standards of any national securities exchange or as otherwise required under applicable law.

If either officer’s employment is terminated (a) by the Company for cause, (b) voluntarily by the officer, (c) as a result of death, (d) by mutual agreement of the parties, or (e) because the officer is declared legally incompetent or he has a mental or physical condition that can reasonably be expected to prevent him from carrying out his essential duties for more than six months, then such officer will be entitled to receive the following:

(i) base salary earned through the termination date;

(ii) Incentive Bonus through the last consolidated quarter;

(iii) any expense reimbursements due and owing for reasonable and necessary business and entertainment expenses; and

(iv) the dollar value of accrued and unused paid time off.

If either officer is terminated (a) without cause or (b) resigns with good reason, in addition to the foregoing compensation, such officer will also receive the following severance payments:

(i)    additional payments of (A) the lesser of 12 months of base salary or the balance through the contract term, and (B) six months of base salary paid over the six-month period from the termination date, in each case to be paid after the officer executes a waiver and release agreement within 52 days of the termination date;

(ii)  100% of the unpaid portion of earned Incentive Bonus and the prorated Incentive Bonus for the current calendar year quarter as of and paid on the termination date; and

(iii)  health insurance benefits for 12 months following the termination date.

Each officer has agreed that if he is terminated without cause or resigns for good reason, he will not compete with the Company during the 12 months after termination or the balance of the employment contract term, if shorter, provided that the agreement not to compete will be waived if the officer foregoes the severance compensation.

Termination with cause, which will be determined only by an affirmative majority vote of the Board (not including the officer if he is a director), includes (a) conviction of, or entry of plea of nolo contendere to a crime of dishonesty or a felony leading to incarceration of more than 90 days or a penalty or fine of $100,000 or more, (b) material and substantial failure by such officer to perform his duties after notice (and given a reasonable time to correct any failures, if possible), (c) willful misconduct or gross negligence that causes material harm, or (d) material breach of the terms of the employment agreement or any other obligation.

Good reason includes (a) material changes to such officer’s duties without his prior written consent, (b) relocation, without his prior written consent, of the place of principal performance of his responsibilities and duties to a location more than 65 miles away, (c) a material breach by the Company of the terms of the employment agreement, including a material reduction in base salary, without such officer’s consent, or (d) failure by the Company to obtain from any acquirer of the Company an agreement to assume the employment agreement prior to an acquisition. Each officer may terminate his employment for good reason upon providing the Company at least 90 days prior written notice and the Company has a reasonable time to cure any event constituting good reason.

The Employment Agreements will not be terminated by merger, an acquisition by another entity, or by transferring of all or substantially all of the Company’s assets. In the event of any such change of control, the surviving entity or transferee would be bound by the employment agreements.

The foregoing summary of the material terms of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Amendments which are included as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein and to the terms of the Employment Agreements.

Item 7.01              Regulation FD Disclosure.

On September 8, 2016, in connection with the public offering by the Company of approximately 2,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and up to an additional 375,000 shares of Common Stock pursuant to an option to be granted to the underwriter of the Offering (as defined below) to purchase such shares pursuant to a Shelf Registration Statement on Form S-3 (File No. 333- 204513) and related prospectus that was filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on May 28, 2015 and declared effective by the SEC on June 16, 2015, the Company filed a preliminary prospectus supplement with the SEC on September 8, 2016 (the “Offering”).

On September 8, 2016, the Company issued a press release announcing the Offering, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in each such filing.

Item 8.01              Other Events.

The Company’s loan originations by type for the periods indicated are as set forth below:

	For the eight months ended	For the two months ended	For the three months ended June 30,
(in millions)	August 31, 2016	August 31, 2016	2016	2015
Retail	$6,313.9	$2,167.9	$2,493.0	$1,547.6
Correspondent	1,166.1	369.3	419.9	640.2
Wholesale	884.7	230.9	334.5	416.5
Total originations	$8,364.7	$2,768.1	$3,247.4	$2,604.3

As of June 30, 2016, the Company’s locked pipeline was $1.0 billion, and as of August 31, 2016, the Company’s locked pipeline has grown to $1.4 billion.

As of August 31, 2016, the Company’s mortgage servicing portfolio was $8.6 billion. The outstanding principal balance of the Company’s servicing portfolio is set forth below:

	August 31,	June 30,	December 31,
(in millions)	2016	2016	2015
Government insured (1)	$839.1	$575.8	$675.7
Conventional (2)	7,571.6	5,875.3	2,799.8
NonQM	193.7	190.4	95.2
Total loans serviced	$8,604.4	$6,641.5	$3,570.7

(1)   The Government insured servicing is pledged as collateral.

(2)   The Conventional servicing is pledged as collateral and subject to acknowledgement agreements with FNMA and FHLMC.

The value of the Company’s retained mortgage servicing rights (“MSR”) was $54.7 million as of June 30, 2016 and $77.9 million as of August 31, 2016.

Management has prepared the preliminary results presented above in good faith based upon the Company’s internal reporting as of and for the two-month period ended August 31, 2016. These results are preliminary and unaudited, have not been reviewed by external auditors and are subject to completion and, as such, may be revised as a result of management’s further review of the Company’s results. There can be no assurance that the Company’s final results for the quarterly period ending September 30, 2016 will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company’s financial statements and related notes as of the nine months ended September 30, 2016, the Company may identify items that may require it to make material adjustments to the preliminary financial information presented above. These preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. GAAP. In addition, the preliminary financial information presented above is not necessarily indicative of the results to be achieved for the remainder of 2016 or any future period.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Amendment to employment agreement dated September 8, 2016 between Impac Mortgage Holdings, Inc. and Ron Morrison
10.2	Amendment to employment agreement dated September 8, 2016 between Impac Mortgage Holdings, Inc. and Todd Taylor
99.1	Press Release issued by Impac Mortgage Holdings, Inc. dated September 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 8, 2016

	By:	/s/ Todd Taylor
	Name:	Todd Taylor
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Amendment to employment agreement dated September 8, 2016 between Impac Mortgage Holdings, Inc. and Ron Morrison
10.2	Amendment to employment agreement dated September 8, 2016 between Impac Mortgage Holdings, Inc. and Todd Taylor
99.1	Press Release issued by Impac Mortgage Holdings, Inc. dated September 8, 2016